As filed with the Securities and Exchange Commission on June 23, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mynd.ai, Inc.

(Exact name of Registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S employer identification no.)

Maples Corporate Services Limited PO Box 309 Ugland House, Grand Cayman KY1-1104 Cayman Islands
(Address of principal executive offices, including zip code)

 MYND.AI, INC. EQUITY INCENTIVE PLAN

(Full title of the plan)
 Allyson Krause
General Counsel
Mynd.ai, Inc.
4550 North Point Parkway
Suite 370
Alpharetta GA 30022
(888) 652-2848

(Name, address and telephone number of agent for service)
Copies to:
Lori A. Gelchion, Esq.
Smith Gambrell & Russell, LLP
1105 W. Peachtree St. N.E., Suite 1000
Atlanta, GA 30309
(404) 815-3500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

This Registration Statement is filed by Mynd.ai, Inc. (the “Registrant”) for the purpose of registering additional ordinary shares, par value $0.001 per share (“Ordinary Shares”), of the Registrant under the Mynd.ai, Inc. Equity Incentive Plan (the “Plan”).

Pursuant to the Evergreen Provision and the Amendment (each as defined below), an aggregate of 162,105,960 Ordinary Shares are registered under this Registration Statement.

The number of Ordinary Shares available for issuance under the Plan is subject to an automatic annual increase on the first day of each calendar year during the term of the Plan equal to the lesser of (i) five percent (5%) of the number of outstanding Ordinary Shares, on a fully diluted basis, on the last day of the immediately preceding fiscal year and (ii) such smaller number of Ordinary Shares as determined by the Registrant’s Board of Directors (the “Board”), in its discretion (the “Evergreen Provision”). Consequently, pursuant to the Evergreen Provision, the number of Ordinary Shares available for issuance under the Plan increased by an aggregate of 27,731,110 Ordinary Shares and 28,374,850 Ordinary Shares on January 1, 2025 and January 1, 2026, respectively, which Ordinary Shares are registered under this Registration Statement.

In addition, on June 17, 2026, the Board approved an amendment to the Plan (the “Amendment”) to increase the number of Ordinary Shares available for issuance under the Plan by a one-time amount equal to 106,000,000 Ordinary Shares, which Ordinary Shares are also registered under this Registration Statement.

Pursuant to Instruction E of Form S-8, the contents of the Registrant’s prior registration statement on Form S-8 registering Ordinary Shares under the Plan (File No. 333-278480) (the “Prior Registration Statement”) is hereby incorporated by reference herein, and the information otherwise required by Form S-8 is omitted, except that the provisions contained in Part II of the Prior Registration Statement are modified as set forth in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This registration statement on Form S-8 hereby incorporates by reference the contents of the following reports of the Registrant filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)The Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the SEC on May 29, 2026;

(b)The Registrant's Reports on Form 6-K furnished to the SEC on June 5, 2026 and June 23, 2026;

(c)The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A, filed with the SEC on December 11, 2023 (File No. 001-38203), including all other amendments and reports filed for the purpose of updating such description; and

(d)All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2025.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Reports on Form 6-K that the Registrant furnishes to the SEC will only be deemed incorporated by reference into this registration statement if such report on Form 6-K so states that it is incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

EXHIBIT INDEX

Exhibit Number	Description of Document
4.1
Sixth Amended and Restated Memorandum and Articles of Association of the Registrant, effective December 13, 2023 (incorporated by reference to Exhibit 1.1 to the Form 20-F filed on March 27, 2024 (File No. 001-38203)).

4.2	Form of Deposit Agreement, dated September 26, 2017, among the Registrant, CITIBANK, N.A., as depositary, and all holders from time to time of American Depositary Receipts issued hereunder (incorporated by reference to the Form S-8 filed on March 23, 2018, as amended (File No. 333-223864)).
4.3
Registrant’s Specimen American Depositary Receipt (incorporated herein by reference to the Registrant's prospectus filed on December 13, 2023, relating to the Form F-6 filed on September 13, 2017, as amended (File No. 333-220440)).

4.4	Registrant’s Specimen Certificate for Ordinary Shares (incorporated by reference to Exhibit 2.2 to the Form 20-F filed on March 27, 2024 (File No. 001-38203)).
5.1*	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands counsel to the Registrant, regarding the legality of the Ordinary Shares being registered.
23.1*	Consent of Maples and Calder (Cayman) LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, an independent registered public accounting firm.
24.1*	Power of Attorney (contained on the signature pages hereto).
99.1	Mynd.ai, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 4.1 to the Form 20-F filed on March 27, 2024).
99.2*	Amendment to Mynd.ai, Inc. Equity Incentive Plan.
107*	Filing Fee Table.
 * Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Alpharetta, Georgia, on June 23, 2026.

MYND.AI, INC.

By:	/s/ Arthur Giterman
Name: Arthur Giterman
Title: Chief Executive Officer, Chief Financial Officer & Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Arthur Giterman and Allyson Krause, each of them severally, his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on June 23, 2026.

Signature	Capacity

/s/ Arthur Giterman	Chief Executive Officer, Chief Financial Officer and Director
Arthur Giterman	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Simon Leung Lim Kin	Director and Chairman of the Board
Simon Leung Lim Kin

/s/ Robin Mendelson	Director
Robin Mendelson

/s/ Denise Merle	Director
Denise Merle

/s/ Joel Getz	Director
Joel Getz